CONSENT OF COUNSEL

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

We hereby consent to the use of our name and to the reference to our firm under the caption “Investment Advisory and Other Services – Other Service Providers – Counsel” in the Statement of Additional Information for Invesco® V.I. Nasdaq 100 Buffer Fund – March, Invesco® V.I. Nasdaq 100 Buffer Fund – June, Invesco® V.I. Nasdaq 100 Buffer Fund – September, Invesco® V.I. Nasdaq 100 Buffer Fund – December, Invesco® V.I. S&P 500 Buffer Fund – March, Invesco® V.I. S&P 500 Buffer Fund – June, Invesco® V.I. S&P 500 Buffer Fund – September, and Invesco® V.I. S&P 500 Buffer Fund – December, each a portfolio of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (the “Trust”) included in Post-Effective Amendment No. 85 to the Registration Statement under the Securities Act of 1933, as amended (No. 033-57340), and Amendment No. 84 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-07452), on Form N-1A of the Trust.

/s/ Ropes & Gray LLP
Ropes & Gray LLP

Chicago, Illinois

September 2, 2021